Exhibit 10.4

daTED	[●] 2024

(1)	corpacq group plc

(2)	[director]

ORIGINAL/COUNTERPART

deed of indemnity

relating to [name of director]

Reed Smith LLP The Broadgate Tower 20 Primrose Street London EC2A 2RS Phone: +44 (0) 20 3116 3000 Fax: +44 (0) 20 3116 3999 DX1066 City / DX18 London r e e d s m i t h . c o m

CONTENTS

clause

1	Definitions and interpretation	1

2	Indemnity	2

3	Exclusions	2

4	Conduct of claims	3

5	Directors' and officers' liability insurance	4

6	Assignment and transfer	4

7	Notices	4

8	General	5

CONTENTS PAGE 1

DATED      [●] 2024

PArties

(1)	CORPACQ GROUP PLC, incorporated and registered in England and Wales with company number 15030617 whose registered office is at Corpacq House, 1 Goose Green, Altrincham, United Kingdom, WA14 1DW (the 'Company'); and

(2)	[NAME OF DIRECTOR] of [ADDRESS] (the 'Director').

INTRODUCTION

(A)	The Director is a director and/or officer of the Company.

(B)	The Company has agreed to indemnify the Director on the terms and conditions set out in this deed.

(C)	The Company has further agreed to use reasonable endeavours to maintain appropriate directors' and officers' liability insurance for the benefit of the Director on the terms and conditions set out in this deed.

OPERATIVE PROVISIONS

1	Definitions and interpretation

1.1	In this deed except where a different interpretation is necessary in the context, the expressions set out below shall have the following meanings:

'Act' means the Companies Act 2006;

'Associated Company' shall be construed in accordance with section 256(b) of the Act;

‘Claim’ means any claim or proposed claim made against the Director for negligence, default, breach of duty, breach of trust or otherwise (whether arising under the laws of England and Wales or the laws of any other jurisdiction to which the Director may be subject) or relating to any application under section 661(3), section 661(4) or section 1157 of the Act, in connection with the performance of their duties as a director or officer and anything done or omitted or alleged to have been done or omitted by him as a director or officer of the Company or of any Associated Company, whether before, on or after the date of this deed;

'Companies Acts' means the Companies Acts (as defined in section 2 of the Act);

'Liabilities' means all costs, charges, losses, liabilities, damages and expenses incurred by the Director directly arising from a Claim, including reasonable legal or professional fees and expenditure in defending any Claim (whether in relation to civil or criminal proceedings or in connection with regulatory actions or investigations); and

'Period of Office' means the Director's engagement as a director and/or officer of the Company and/or any Associated Company on the terms agreed between the Director and the Company.

1.2	The clause headings and the table of contents used in this deed are inserted for ease of reference only and shall not affect construction.

1.3	Except where the context specifically requires otherwise, words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part.

1.4	Except where the context specifically requires otherwise, references to “directors” include references to alternate directors, and references to “officers” include any persons who are regarded or deemed to be officers, whether under the laws of England and Wales or otherwise (including, for the avoidance of doubt, a company secretary) and any person against whom legal proceedings are brought on the basis that they are or may be an officer.

1.5	References to statutory provisions include references to any amendment, modification, extension, consolidation, replacement or re-enactment of any such provision (whether before or after the date of this deed), to any previous enactment which has been replaced or amended and to any regulation, instrument or order or other subordinate legislation made under such provision.

2	Indemnity

2.1	Subject to Clause 3.1, the Company undertakes and agrees to indemnify the Director and to keep him indemnified against all Liabilities (the “Indemnity”).

2.2	Without prejudice to the generality of Clause 2.1, and subject to the provisions of clauses 3.1 and 4.1, the Company shall promptly provide the Director with funds to meet any reasonable expenditure incurred or to be incurred by the Director in defending any Claim (whether in relation to civil or criminal proceedings or in connection with regulatory actions or investigations) (the “Funding”).

2.3	All sums payable to the Director pursuant to Clause 2.1 or 2.2 shall be paid on an as incurred basis within 30 days of written demand by the Director without any set-off or counterclaim and free from any deduction or withholding.

2.4	The Director shall continue to be indemnified under the terms of the Indemnity, even though he may have ceased to be a director and/or officer of the Company or any Associated Company.

2.5	The parties acknowledge that the Director may already have incurred Liabilities and that the indemnities contained in this Clause 2 will extend to such Liabilities. The Director warrants that he is not aware of any existing Liabilities or any circumstances which may give rise to Liabilities.

2.6	The Director acknowledges that whilst this deed of indemnity remains in effect it will be disclosed by the Company in the directors' report of its annual report and accounts and that a copy will be available for inspection and copying at the Company's registered office or other appropriate place, in each case as required by sections 236 to 238 of the Act.

3	Exclusions

3.1	The Indemnity and the Funding shall not apply to the extent prohibited by the Companies Acts and shall not extend to any Liability incurred by the Director:

(a)	to the Company or any Associated Company;

(b)	to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising);

(c)	in defending any criminal proceedings in which he is convicted;

(d)	in defending any civil proceedings brought by the Company or an Associated Company in which judgment is given against him;

(e)	in connection with any application under section 661(3), 661(4) or 1157 of the Act in which the Court refuses to grant him relief;

(f)	in connection with the disgorgement of profits arising from the purchase or sale by the Director of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any similar successor statute, as applicable to the Company; or

(g)	in connection with the reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by the Director, or payment of any profits realized by the Director from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in connection with an accounting restatement of the Company, under the Company’s clawback policy, or under Rule 10D-1 under the Exchange Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the payment to the Company of profits arising from the purchase or sale by the Director of securities in violation of Section 306 of the Sarbanes-Oxley Act).

3.2	References in Clauses 3.1(c), (d) and (e) above to a conviction, judgment or refusal of relief is a reference to one that has become final, which shall be construed in accordance with Clause 3.3.

3.3	A conviction, judgment or refusal of relief becomes final:

(a)	if not appealed against, at the end of the period for bringing an appeal;

(b)	if appealed against, at the time when the appeal (or any further appeal) is disposed of.

An appeal is disposed of if it is determined and the period for bringing any further appeal has ended or if it is abandoned or otherwise ceases to have effect.

3.4	If the Company provides any Funding to meet the Director's expenditure in relation to proceedings or applications which fall within Clause 3.1(c), (d) or (e), such Funding shall constitute a loan which shall be immediately due and payable upon the conviction, judgment or refusal of relief becoming final, which shall be construed in accordance with Clause 3.3.

3.5	The Company shall, in the event that payment is made to the Director under this deed of Indemnity in respect of any Liabilities, be entitled to recover from the Director an amount equal to any payment received by the Director under any policy of insurance or from any other party to the extent that such payment relates to the same Liability. The Director shall notify the Company immediately upon receipt of any such payment and shall pay over such sum within 30 days of written demand by the Company.

4	Conduct of claims

4.1	Subject to Clause 4.2, if the Director becomes aware of any claim or any matter or circumstance which may give rise to a Claim the Director shall:

(a)	immediately give written notice to and consult with the Company in respect of the Claim, matter or circumstance;

(b)	at the request of the Company take such action or (at the Company's option) permit the Company to take such action as the Company considers appropriate to avoid, dispute, resist, appeal, defend, compromise or settle the Claim, matter or circumstance (including, without limitation, making witness statements or depositions, giving evidence and making any counterclaims or other claims against third parties) and any related adjudication or proceedings, and to conduct all related matters including negotiations or appeals, subject to the Director being indemnified for all reasonable costs and expenses;

(c)	provide to the Company and its advisers reasonable access to relevant documents and records within the Director's power or control for the purposes of investigating the matter or entitlement which allegedly gives rise to the claim, matter or circumstance;

(d)	preserve all documents, records, correspondence, accounts, electronically stored data and other information whatsoever relevant to such claim, matter or circumstance; and

(e)	make no admission of liability in respect of, or compromise, dispose of or settle, any such claim, matter or circumstance without the written consent of the Company.

4.2	Clause 4.1 shall not apply where the Claim is or may be brought by the Company or any Associated Company.

4.3	The parties shall not make any statements (whether oral or in writing) to the press or any other media concerning any matter which is or could be the subject of a claim under this deed.

4.4	The parties shall ensure that no action shall be taken in relation to a claim relating to Liabilities which may prejudice recovery under any relevant contract of insurance in respect of the same Liabilities.

5	Directors' and officers' liability insurance

5.1	The Company shall purchase (or procure the purchase of), and at all times maintain appropriate directors' and officers' liability insurance (including ensuring that premiums are properly paid) for the benefit of the Director:

(a)	during the Period of Office; and

(b)	for a period of not less than six years after the Period of Office,

in each case in respect of any matter occurring or alleged to have occurred while the Director is or was a director and/or officer of the Company or any Associated Company.

5.2	The Company shall not, after the Period of Office, agree to any changes to the terms of any directors’ and officers’ liability insurance policy applicable to the Director, or any renewal of it, if such change would unreasonably prejudice the legitimate interests of the Director.

5.3	During the Period of Office the Company agrees to provide and maintain at least the same level of directors’ and officers’ liability insurance coverage for the Director as the level that the Company provides and maintains for its directors and/or officers generally. After the Period of Office, the Company agrees to provide and maintain at least the same level of directors' and officers' liability insurance coverage for the Director as the Company would provide and maintain for any other director and/or officer of the Company had the Period of Office of that other director and/or officer ceased at the same time as that of the Director.

5.4	This deed supersedes all other agreements, both oral and in writing, between the Company and the Director in respect of the maintenance of directors' and officers' liability insurance in respect of the Director.

6	Assignment and transfer

6.1	The Company may, but the Director may not:

(a)	assign any of its rights under this deed;

(b)	transfer any of its obligations under this deed;

(c)	subcontract or delegate any of its obligations under this deed; and/or

(d)	charge or deal in any other manner with this deed or any of its rights or obligations.

Any purported assignment, transfer, subcontracting, delegation, charging or dealing in contravention of this Clause 6.1 shall be ineffective.

6.2	This deed is personal to the Director and is entered into by the Director for his own benefit and not for the benefit of another third person or party.

7	Notices

7.1	Any communication to be given in connection with this deed shall be in writing in English except where expressly provided otherwise and shall either be delivered by hand or sent by first class prepaid post or sent by email to the address of the relevant party referred to in this deed or the email address set out below or to such other address or email address as may previously have been communicated to the other party in accordance with this Clause 7.1. Each communication shall be marked for the attention of the person specified below.

Party	Email address	For the attention of:

Company	[●]	[●]

Director	[●]	[Director]

7.2	A communication sent according to Clause 7.1 shall be deemed to have been received:

(a)	if delivered by hand, at the time of delivery; or

(b)	if sent by first class post, on the second day after posting; or

(c)	if sent by email, at the time it was sent.

If, under the preceding provisions of this Clause 7.2, a communication would otherwise be deemed to have been received outside normal business hours in the place of receipt, being 9:30 a.m. to 5:30 p.m. on a day other than a Saturday, Sunday or public holiday in England and Wales ('Business Day'), it shall be deemed to have been received at 9:30 a.m. on the next Business Day.

8	General

8.1	This deed may be executed in any number of counterparts, each of which shall constitute an original, and all the counterparts shall together constitute one and the same deed.

8.2	If any provision of this deed is held to be invalid or unenforceable by any judicial or other competent authority, all other provisions of this deed will remain in full force and effect and will not in any way be impaired. If any provision of this deed is held to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, the provision in question will apply with the minimum modifications necessary to make it valid and enforceable.

8.3	This deed and any dispute or claim arising out of or in connection with it or its subject matter, whether of a contractual or non-contractual nature, shall be governed by and construed in accordance with the law of England and Wales. The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this deed.

This deed is executed as a deed by the parties and is delivered and takes effect on the date at the beginning of this deed.

Executed as a deed by CORPACQ GROUP PLC acting by:

[signature of director]

[print name of director]

Director

in the presence of:

[signature of witness]

[print name of witness]

Address

Occupation

Signed as a deed by [DIRECTOR]:

[signature]

[print name of signatory]

in the presence of:

[signature of witness]

[print name of witness]

Address

Occupation